Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Third Quarter Results
Company again delivers positive results despite a challenging demand environment

LIVERMORE, Calif. — October 28, 2015 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2015 ended September 26, 2015. Quarterly revenues were $65.9 million, down 11% from $73.9 million in the second quarter of fiscal 2015, and down 11% from $73.9 million in the third quarter of fiscal 2014.

On a GAAP basis, net loss for the third quarter of fiscal 2015 was $(2.5) million, or $(0.04) per fully-diluted share, compared to a net income for the second quarter of fiscal 2015 of $0.8 million, or $0.01 per fully-diluted share, and a net loss for the third quarter of fiscal 2014 of $(0.3) million, or $0.00 per fully-diluted share.

On a non-GAAP basis, net income for the third quarter of fiscal 2015 was $3.3 million, or $0.06 per fully-diluted share, compared to net income for the second quarter of fiscal 2015 of $6.7 million, or $0.11 per fully-diluted share, and net income for the third quarter of fiscal 2014 of $9.0 million, or $0.16 per fully-diluted share. A reconciliation of GAAP to non-GAAP net income and net income per share is provided in the schedules included below.

Cash generation after stock repurchases for the third quarter of fiscal 2015 was $5.1 million, compared to cash generation of $7.1 million for the second quarter of fiscal 2015 and cash generation of $5.3 million for the third quarter of fiscal 2014. Stock repurchases in the third quarter of fiscal 2015 were $3.5 million. There were no stock repurchases in fiscal 2014.

“Our continued focus on cost control and operational execution enabled FormFactor to deliver a 6th consecutive quarter of non-GAAP profitability and cash generation, despite well-publicized industry demand headwinds,” said Mike Slessor, CEO of FormFactor, Inc. “In addition, we experienced strengthening demand towards the end of Q3 with continued momentum into Q4, as customers increasingly rely on FormFactor to enable their new product introductions and ramps.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone recording of the conference call will be available approximately two hours after the conclusion of the call. The recording will be available by telephone through October 30, 2015, 9:00 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 54747281. The recording will also be available on the Investors section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income and non-GAAP earnings per fully-diluted share that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses and gains. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 26, 2015 are provided below. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Net Income and Adjustments” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) helps semiconductor manufacturers test the integrated circuits (ICs) that power consumer mobile devices, as well as computing, automotive and other applications. The company is one of the world’s leading providers of essential wafer test technologies and expertise, with an extensive portfolio of high-performance probe cards for DRAM, Flash and SoC devices. Customers use FormFactor’s products and services to lower overall production costs, improve their yields and enable complex next-generation ICs. Headquartered in Livermore, California, the company services its customers from a network of facilities in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: unexpected changes in demand for the company’s products; changes in historical demand on a seasonal basis; risks to the company’s ability to execute on its operational model; risks to the company’s ability to realize sustainable profitability, to achieve its growth objectives, and to meet customer demand for its products; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 27, 2014, as filed with the SEC, and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/sec.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
Revenues	$65,862	$73,933	$210,576	$197,245
Cost of revenues	47,407	49,791	146,028	140,754
Gross profit	18,455	24,142	64,548	56,491
Operating expenses:
Research and development	10,645	11,198	32,947	32,019
Selling, general and administrative	11,108	13,309	34,373	38,754
Restructuring charges, net	59	28	562	2,084
Impairment of long-lived assets	—	86	8	829
Total operating expenses	21,812	24,621	67,890	73,686
Operating loss	(3,357)	(479)	(3,342)	(17,195)
Interest income, net	65	75	213	233
Other income (expense), net	982	228	2,584	6
Loss before income taxes	(2,310)	(176)	(545)	(16,956)
Provision for income taxes	215	101	359	358
Net loss	$(2,525)	$(277)	$(904)	$(17,314)
Net loss per share:
Basic and Diluted	$(0.04)	$0.00	$(0.02)	$(0.31)
Weighted-average number of shares used in per share calculations:
Basic and Diluted	58,209	56,297	57,757	55,720

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2015	September 27, 2014	September 26, 2015	September 27, 2014
GAAP net loss	$(2,525)	$(277)	$(904)	$(17,314)
Stock-based compensation	3,100	3,934	8,515	10,023
Restructuring charges, net	59	28	562	2,084
Acquisition and integration related expenses (recoveries)	285	(31)	196	398
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	3,428	4,983	10,150	14,885
Impairment of long-lived assets	—	86	8	829
Loss contingency	—	307	—	720
Gain on sale of intellectual property	(1,040)	—	(1,040)	—
Business interruption insurance claim recovery	—	—	(1,521)	—
Non-GAAP net income	$3,307	$9,030	$15,966	$11,625

Non-GAAP net income per share:
Basic	$0.06	$0.16	$0.28	$0.21
Diluted	$0.06	$0.16	$0.27	$0.20

Weighted-average number of shares used in per share calculations:
Basic	58,209	56,297	57,757	55,720
Diluted	58,784	57,597	58,922	57,110

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 26, 2015	December 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$142,185	$113,940
Marketable securities	41,654	49,897
Accounts receivable, net	36,682	45,152
Inventories, net	27,000	25,548
Deferred tax assets	2,029	2,036
Refundable income taxes	—	782
Prepaid expenses and other current assets	6,501	6,919
Total current assets	256,051	244,274
Restricted cash	435	435
Property, plant and equipment, net	23,821	25,498
Goodwill	30,731	30,731
Intangibles, net	28,869	38,689
Deferred tax assets	3,440	3,466
Other assets	865	1,150
Total assets	$344,212	$344,243
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,159	$20,274
Accrued liabilities	18,492	21,217
Income taxes payable	166	68
Deferred revenue	4,215	6,303
Total current liabilities	44,032	47,862
Long-term income taxes payable	1,034	1,094
Deferred tax liabilities	2,208	2,208
Deferred rent and other liabilities	3,404	3,643
Total liabilities	50,678	54,807
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	717,140	711,733
Accumulated other comprehensive loss	(2,166)	(1,761)
Accumulated deficit	(421,440)	(420,536)
Total stockholders’ equity	293,534	289,436
Total liabilities and stockholders’ equity	$344,212	$344,243

About our Non-GAAP Net Income and Adjustments:

 We believe that the presentation of non-GAAP net income and non-GAAP earnings per fully-diluted share provides supplemental information that we believe are important to understanding financial and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per fully-diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per fully-diluted share when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon the Company’s activities and other factors, facilitates comparability of the Company’s operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income and non-GAAP fully-diluted earnings per share by adjusting GAAP net income and GAAP earnings per fully-diluted share to remove the impact of certain adjustments and the tax effect of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per fully-diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per fully-diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of non-GAAP Net Income" included in this press release.